Exhibit 10.82

*** TEXT OMITTED AND SUBMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST

PROJECT AGREEMENT

This Project Agreement (the “Project Agreement” or “PA”) is made as of February 27th, 2017 (the “Effective Date”), by and between Alamo Pharma Services, Inc. (“Alamo”), a Delaware corporation with offices at 77 North Broad Street, Doylestown, Pennsylvania 18901 and Napo Pharmaceuticals, Inc. (“Client”), a Delaware corporation with its principal place of business at 201 Mission Street, Ste. 2375, San Francisco, California 94105.  Alamo and Client may each be referred to herein individually as a “Party” and collectively as the “Parties.” Client may also be referred to as “Client.”

RECITALS

A.                                    The Parties have entered into a Master Service Agreement dated as February 27th, 2017 (the “MSA”).

B.                                    The Parties desire to enter into this Project Agreement pursuant to which Alamo shall provide sales force and operational support services.

1.                                      Interpretation and Construction

(a)                                 This PA is being entered into pursuant to the MSA and the Parties confirm that the MSA shall govern the relationship between the Parties.  Unless otherwise specifically set forth herein, in the event of a conflict or inconsistency between the terms and conditions set forth in the MSA and the terms and conditions set forth in this PA, the terms and conditions set forth in the MSA shall take precedence, govern and control.

(b)                                 The Parties hereby acknowledge that the terms set forth in the MSA are incorporated herein by reference, as if fully set forth at length therein.

2.                                      The Services and Compensation

(a)                                 A detailed description of the services (the “Services”) to be provided by Alamo to Client are set forth on Exhibit A attached hereto and made a part hereof.

(b)                                 Set forth on Exhibit B are the costs and fees to be paid by Client to Alamo for the performance of the Services.

3.                                      The Term

This Project Agreement shall commence as of the Effective Date and shall continue until December 31, 2017 (the “Term”).

4.                                      Termination

(a)                                 The Parties may terminate this PA in accordance with Section 12 of the MSA OR pursuant to this Section 4(a) for convenience by providing the other Party with thirty (30) days prior written notice.

WHEREFORE, the Parties hereto have caused this PA to be executed by their duly authorized representatives on the day and year first above written.

ALAMO PHARMA SERVICES, INC.		NAPO PHARMACEUTICALS, INC.

By:	/s/ Peter Marchesini	By:	/s/Lisa A. Conte
Name: Peter Marchesini		Name: Lisa A. Conte
Title: Chief Operations Officer		Title: Chief Executive Officer

EXHIBIT A
DETAILING SERVICES

Alamo shall provide Clients with a field force (the “Field Force”) which shall consist of [***] sales representatives (“Reps”).  Alamo will use commercially reasonable efforts to ensure that the Reps are located in an area that is geographically appropriate for the tasks that such Project Team member will perform.

On or about April     , 2017 the Reps shall begin physician detailing and sampling of Clients’ product(s) in the field (the “Deployment Date”).

In the event Client requests additional Reps or a change in the composition of the sales representatives (i.e., changes from part-time to full-time or from tele-sales to part-time, etc.), the Parties agree to memorialize such changes and to set forth additional terms with respect thereto (i.e., dates of proposed changes, proposed new Deployment Date for any new Reps, etc.) in a written amendment to the PA signed by Client and Alamo.

I.                                        DEFINITIONS

(a)                                 “Call” means the activity undertaken by a Rep to detail the Product, further described as a face-to-face presentation by a Rep to a Target and will include providing the Target with Product information and Product Literature (as directed by Client).

(b)                                 “Call Plan” means a plan that Client designs, which is intended to enhance the efficiency and effectiveness of the Reps in making Calls.  The Call Plan will be maintained by Client at its offices and may be amended or reconfigured from time to time.

(c)                                  “Deployment Date” means the date in which the project team begins in the field making calls.

(d)                                 “Product” or “Products” shall mean Mystesi branded products of Clients and such other products as may be agreed by the Parties.

(e)                                  “Product Literature” shall mean promotional, informative and other written information concerning the Products.  All Product Literature shall be prepared and provided by Client.  The Reps shall utilize only approved Product Literature when making Calls.

(f)                                   “Targets” mean the licensed practitioners who are identified by Client as potential prescription writers and/or customers for the Product as provided by Clients to Alamo.

(g)                                  “Rep” means a sales representative employed by Alamo and is a part of the Alamo Sales Force, operating on behalf of Client who is engaged under this Agreement to detail the Products.

II.                                   HIRE STATUS, TRAINING AND MEETINGS

(a)                                 Alamo will provide the Reps with salary, bonus, benefits, full operational support, and computers (including sales force automation software), and other agreed upon equipment.

*** Confidential Treatment Requested

Alamo will further provide operational support which includes, SFA, Expense Reporting, and Learning Management System.

(b)                                 Training - The training responsibilities of the Parties are as follows:

(i)                                     Alamo has trained members or consultants of the Project Team concerning: compliance with Applicable Laws, use of sales force automation software, expense management policies, Alamo human resource policies, procedures and administration and other applicable Alamo internal human resource and general compliance policies and procedures, and recruiting/onboarding.  Client shall have the opportunity to review all training materials used by Alamo in advance of such training and may require revisions as deemed appropriate by the Client.  Client may assist Alamo personnel in such training.

(ii)                                  Client shall train members of the Project Team concerning all respective Product-specific information including Product complaint-handling procedures, selling skills, applicable specific Client health care compliance policies and Client customer service policies and procedures, orientation to Clients’ businesses, and adverse event reporting policies and procedures.

III.                              PERFORMANCE

If Client learns of such activity that it believes in good faith that the performance of any Rep is unsatisfactory or is not in compliance with the provisions of this Agreement, Client shall notify Alamo in writing.  Alamo shall promptly address the performance or conduct of such person in accordance with its internal human resource policies.  The Parties agree to have a good faith discussion on whether the Rep shall continue to represent Client.  In the event that Client believes in good faith that a Rep has violated any applicable law, regulation or policy.  Client shall also notify Alamo in writing.  Alamo shall promptly address the issue and take all reasonable and appropriate action (including but not limited to termination of such employee).  No such action shall be contrary to Alamo’s internal human resource policies and procedures.  The Parties agree to have a good faith discussion on whether the Rep shall continue to represent Client.  It is further agreed that each Rep’s continued employment shall be contingent upon satisfaction of certain performance criteria established periodically by the Parties.

IV.                               CALLS AND TARGETS

The Reps shall provide Product Literature when making Calls as directed by Client.  Client is solely responsible for the content, production and distribution (to the Reps) of the Product Literature.  Each Rep shall record information concerning each Call, and concerning the profile of each individual Target (or other physician called upon) on whom the Rep calls.

V.                                    THE PRODUCTS

The Products shall be promoted by Alamo under trademarks owned by or licensed to Client and are Product(s) which Client has all lawful authority necessary to market and sell in all geographic areas where the Product(s) are to be promoted under this PA.  This Agreement does not constitute a grant to Alamo of any property right or interest in the Products or the trademarks owned by or licensed to Client.  Alamo recognizes the validity of and the title of Client to all their respectively owned or licensed trademarks, trade names and trade dress in any country in connection with the Products, whether registered or not.

VI.                               BACKGROUND CHECKS

Alamo shall be responsible for performing drug testing and background checks of all Reps.  The background checks include Criminal Background Check, Social Security Check_ Drug Screen, Motor Vehicle Record Check_ Education Check, and Past Employer Check.  Alamo further represents and warrants that it will perform or cause to be performed background checks to confirm that no Rep:

(a)                                 is an excluded person on the Office of Inspector General’s List of Excluded Individuals/Entities and is not on the General Services Administration Excluded Parties List (as of the date the background check is performed);

(b)                                 is, so far as it is aware, an unfit or an improper individual for the performance of the Services;

(c)                                  is, so far as it is aware, engaged in any fraudulent or unlawful activity, or other inappropriate conduct as measured by the other requirements of this Agreement.

Alamo shall institute prompt corrective or disciplinary action against any Rep who fails to meet the requirements set forth in this Exhibit A-1.  Alamo further agrees to cooperate and comply with all investigations by or on behalf of Client with respect to wrongdoing, or alleged or suspected wrongdoing, in respect of any obligations of Alamo or any Rep under this Agreement.

VII.                          CALL REPORTING

Alamo shall provide Client with such reports as agreed to by the Parties.

VIII.                     REPRESENTATIONS AND UNDERTAKINGS

(a)                                 Alamo represents that:

(i)                                     it, as well as the Reps employed by Alamo, shall perform the implementation of Clients’ detailing program in a professional, workmanlike manner consistent with industry standards and in conformance with that level of care and skill ordinarily exercised by other competent professional contract service organizations in similar circumstances and in accordance with those specifications and timelines which Alamo and Client agrees to (in writing) and which are not otherwise set forth herein or in the MSA.  Alamo shall ensure that its employees or agents complete the Services in a timely manner and in accordance with the terms of this PA.

(ii)                                  the Reps shall not add, delete or modify claims of efficacy or safety of the Products, nor make any changes (including but not limited to, underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature.  Alamo shall only use and shall permit the Reps to only use the Product Literature provided by

Client Alamo and the Reps shall not develop, create, or use any other promotional material or literature or alter Product Literature provided by Client.  Alamo shall immediately cease the use of any Product Literature when instructed to do so (in writing) by Client_ Alamo shall use the Product Literature only for the purposes of this Agreement.

(iii)                               it shall not, and shall ensure that all Reps shall not, directly or indirectly, pay, offer or authorize payment of anything of value (either in the form of compensation, gift, contribution or otherwise) to any person or entity in a position to order or purchase the Products contrary to any law;

(iv)                              it shall not, and shall ensure that all Reps shall not, directly or indirectly, make any representations or warranties relating to the Products that conflict, or are inconsistent with the Food and Drug Administration approved labeling for the Products; and

(v)                                 it shall ensure that each Rep shall promote, market and sell the Products in accordance with all applicable laws;

(b)                                 Client represents individually that:

(i)                                     it recognizes that for Alamo to comply with its obligations hereunder, it shall need the good faith cooperation of Client to provide Alamo with the necessary materials and assistance required to enable Alamo to perform the Services;

(ii)                                  the Services being provided by Alamo are in furtherance of Client’s program of marketing and promoting the Products and as such, Client is responsible for ensuring, and further, Client represents and warrants, that the Client’s program being implemented by Alamo pursuant to the terms hereof (but not the implementation thereof by Alamo), strictly adheres to all applicable state and federal statutes, laws, ordinances, and the rules and regulations of all governmental and regulatory authorities, including but not limited to, the Federal Food, Drug, and Cosmetic Act and the Prescription Drug Marketing Act;

(iii)                               it shall ensure that none of its employees add, delete or modify claims of efficacy or safety of the Products, nor makes any changes (including but not limited to, underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature, during the training on the Products or during any communications with Alamo employees;

(iv)                              it shall ensure that none of its employees working with the Project Team or in connection with the Services, directly or indirectly instruct any Alamo employee to pay, offer or authorize payment of anything of value (either in the form of compensation, gift, contribution or otherwise) to any person or entity in a position to order, recommend or purchase the Products contrary to any law;

(v)                                 neither it nor any of its employees directly or indirectly instruct any Alamo employee to make any representations or warranties relating to the Products that conflict, or are inconsistent with applicable laws or the Food and Drug Administration approved labeling for the Products; and

(vi)                              Alamo employees interacting with health care professionals shall deliver the approved sales presentation with appropriate fair balance at all times, including but not limited to leaving a copy of the Full Prescribing Information (“Package Insert”) at each sales call.

(vii)                           Client shall:

A.                                    provide Reps with all approved Product Literature.

B.                                    inform Alamo promptly of any changes which Client believes are necessary or appropriate in the Product Literature or in information concerning the Products in order to be in compliance with all applicable federal and state law, regulations and administrative guidance.

C.                                    respond appropriately and in a timely manner to any inquiry concerning a Product communicated to Alamo from any licensed practitioner and communicated by Alamo to Client.

EXHIBIT B
COMPENSATION - FIXED FEES, VARIABLE FEES AND PASS-THROUGH COSTS

Per Rep
Recruitment	$	[***	]*
Implementation	$	[***	]

* Please note: If final hire is a candidate that was provided by CLIENT, there will be no charge for recruitment.

Per Rep
Ongoing Monthly Fee	$	[***	]

* Please note: These figures will be increased by [***]% a year upon the contract twelve month anniversary date.

Pass-through Costs: Incentive compensation (if provided) and associated taxes, direct marketing expenses, any expenses related to the shipping of materials (samples, literature, etc.), and any expenses associated with loading product onto SFA system, sample management or other operational support areas as needed.

*** Confidential Treatment Requested